Exhibit 3.914

Certificate of Limited Partnership Pursuant to Article 6132a-1
Form 207 (revised 9/03)		The space reserved for office use. FIELD In the Office of the Secretary of State of Texas OCT 24 2003 Corporations Section

Return in Duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 FAX: 512/463-5709 Filling Fee: $750

1. Name of Limited Partnership
The name of the limited partnership is as set forth below:
South Central Texas Land Co. TX, LP
The name must contain the words “Limited Partnership,” or “Limited,” or the abbreviation “L.P.,” “LP,” or “Ltd.” as the last words or letters of its name. The name must not be the same as, deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for “name availability” is recommended.
2. Principal Office
The address of the principal office in the United States where records of the partnership are to be kept or made available is set forth below:
15880 N Greenway-Hayden Loop, Suite 100
Street Address

City	State	Zip Code	Country

Scottsdale	Arizona	85260	USA
3. Registered Agent and Registered Office (Select and complete either A or B, then complete C)
☑ A. The initial registered agent is an organization (cannot be partnership named above) by the name of:
C T Corporation System
OR
☐ B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	M.I.	Last Name	Suffix

C. The business address of the registered agent and the registered office address is:

Street Address	City	State	Zip Code

c/o CT Corporation System,	Houston	TX	77002
1021 Main Street, Suite 1150
4. General Partner Information
The name, mailing address, and the street address of the business or residence of each general partner is as follows:
General Partner-1
Legal Entity: The general partner is a legal entity named:
Allied Waste Landfill Holdings, Inc.

Individual: The general partner is an individual whose name is set forth below:

First Name	M.I.	Last Name			Suffix

MAILING ADDRESS OF GENERAL PARTNER 1

Mailing Address	City		State	Zip Code

15830 N Greenway-Hayden Loop, Suite 100	Scottsdale		Arizona	85260

STREET ADDRESS OF GENERAL PARTNER 1

Street Address	City		State	Zip Code

15880 N Greenway-Hayden Loop, Suite 100	Scottsdale		Arizona	85260

General Partner 2

Legal Entity: The general partner is a legal entity named:

Allied Waste Systems Holdings, Inc.

Individual: The general partner is an individual whose name is set forth below:

Partner 2–First Name	M.I.	Last Name			Suffix

MAILING ADDRESS OF GENERAL PARTNER 2

Mailing Address	City		State	Zip Code

15880 N Greenway-Hayden Loop, Suite 100	Scottsdale		Arizona	85260

STREET ADDRESS OF GENERAL PARTNER 2

Street Address	City		State	Zip Code

15880 N Greenway-Hayden Loop, Suite 100	Scottsdale		Arizona	85260
5 — Supplemental Information
Text Area: (The attached addendum, if any, is incorporated herein by reference.)
Effective Date of Filing
☑ A. This document will become effective when the document is filed by the secretary of state.
OR
☐ B. This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is
Execution
The undersigned sign this document subject to the penalties imposed by law for the submission of a false or fraudulent document.

Allied Waste Landfill Holdings, Inc.	Allied Waste Systems Holdings, Inc.
By its Vice President, Dale L. Parker	By its Secretary, Jo Lynn White

Name of General Partner 1	Name of General Partner 2
/s/ Dale L. Parker	/s/ Jo Lynn White
Signature of General Partner 1	Signature of General Partner 2

FILED
In the Office of the
Secretary of State of Texas
OCT 03 2005
Corporations Section
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
SOUTH CENTRAL TEXAS LAND CO. TX, LP
Pursuant to the provisions of Section 2.02 of the Texas Revised Limited Partnership Act. the undersigned limited partnership desires to amend its certificate of limited partnership and for that purpose submits the following certificate of amendment.
1.	The name of the limited partnership is South Central Texas Land Co. TX, LP.

2.	The certificate of limited partnership is amended as follows:

Section 4 of the Certificate of Limited Partnership is amended to read:
          4. General Partner Information: The name, mailing address, and street address of the business of the general partner is: Allied Waste Landfill Holdings, Inc., 15880 N. Greenway-Hayden Loop, #100, Scottsdale, Arizona 85260.
IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 3rd day of October, 2005.

SOUTH CENTRAL TEXAS LAND CO. TX, LP

By:	Allied Waste Landfill Holdings, Inc.,
a Delaware corporation, its general partner

/s/ Jo Lynn White

Jo Lynn White, Secretary